Exhibit 3.59

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
CLEARWIRE VENTURE LLC

The undersigned, for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act, hereby adopts the following Certificate of Formation.

1.       The name of the limited liability company is: Clearwire Venture LLC.

2.       The name of the registered agent of the limited liability company is: Corporation Service Company.

3.       The address of its registered office in the State of Delaware is:

2711 Centerville Road, Suite 400
Wilmington, DE 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Clearwire Venture LLC this 14th day of May, 2008.

/s/ Lonna Beebe
Lonna Beebe, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF FORMATION
OF
CLEARWIRE VENTURE LLC

The undersigned, for the purposes of amending its Certificate of Formation under the Delaware Limited Liability Company Act, hereby adopts the following Certificate of Amendment:

1.	The name of the limited liability company is Clearwire Venture LLC.

2.	Item number 1 of the Certificate of Formation of this limited liability company is hereby amended as follows:

The name of the limited liability company is: Clearwire Communications LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation this 19th day of August, 2008.

CLEARWIRE VENTURE LLC

By New Clearwire Corporation, Its Managing
Member

By:	/s/ Broady Hodder
Name: Broady Hodder
Title: VP, Secretary & General Counsel

State of Delaware
Certificate of Merger of a Foreign Limited Liability Company
into a Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving Limited Liability Company is Clearwire Communications LLC, a Delaware Limited Liability Company.

Second: The name of the Limited Liability Company being merged into this surviving Limited Liability Company is Clear Management Services LLC.

The jurisdiction in which this Limited Liability Company was formed is Nevada.

Third: The Agreement of Merger has been approved and executed by both Limited Liability Companies.

Fourth: The name of the surviving Limited Liability Company is Clearwire Communications LLC.

Fifth: The executed agreement of merger is on file at 6200 Sprint Parkway, Overland Park, KS 66251                                                                     the principal place of business of the surviving Limited Liability Company.

Sixth: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 28th day of November, A.D. 2017.

By:	/s/ Stefan K. Schnopp
Authorized Person

Name:	Stefan K. Schnopp, Vice President
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